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                                                                    EXHIBIT 10.1

                            FORM OF VOTING AGREEMENT

     This Voting Agreement, dated as of January 6, 2004 (this "Agreement"), is by and among Community Bank System, Inc., a Delaware corporation ("CBSI"), Community Bank, N.A., a national banking association ("CBNA"), and the undersigned shareholder (the "Shareholder") of First Heritage Bank, a Pennsylvania chartered bank ("First Heritage").

                                    RECITALS

     A. Concurrently with the execution of this Agreement, CBSI, CBNA and First Heritage entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of First Heritage with and into CBNA. Pursuant to the Merger, shares of capital stock of First Heritage will be converted into merger consideration, consisting of shares of common stock of CBSI and cash in lieu of fractional shares, on the basis set forth in the Merger Agreement.

     B. The Shareholder has the legal power to vote, or to direct the voting of (by law, contract or otherwise), such number of shares of the outstanding common stock of First Heritage as is indicated on the final page of this Agreement (the "Shares").

     C. As a material inducement to enter into the Merger Agreement, CBSI desires the Shareholder to agree, and the Shareholder is willing to agree, to vote or cause to be voted, as the case may be, the Shares and any other such shares of capital stock of First Heritage subsequently acquired by the Shareholder so as to facilitate consummation of the Merger as provided in this Agreement.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1. Agreement to Vote Shares; Additional Purchases.

          1.1 Agreement to Vote Shares. At every meeting of the shareholders of First Heritage called with respect to the approval of the Merger Agreement and/or the Merger, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of First Heritage with respect to the approval of the Merger Agreement and/or the Merger, the Shareholder shall vote, or cause to be voted, the Shares and any New Shares (as defined below) in favor of adoption and approval of the Merger Agreement and the Merger.

          1.2 Agreement to Retain Shares. The Shareholder shall not transfer, sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares; provided, however, that the Shareholder may transfer the Shares if the transferee, prior to such transfer, executes a voting agreement with respect to the Shares to be transferred, substantially in the form of this Agreement, and provides such executed agreement to CBSI.

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          1.3 Additional Purchases. The Shareholder agrees that any shares ("New
Shares") of capital stock of First Heritage that the Shareholder purchases or with respect to which the Shareholder otherwise acquires the power to vote, or to direct the voting, after the execution of this Agreement and prior to the Expiration Date (as defined below) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. Representations and Warranties of the Shareholder. The Shareholder (i) has the legal power and authority to vote, or to direct the voting of, the Shares, which at the date hereof are (except to the extent set forth in a schedule delivered herewith) free and clear of any liens, options, security interests or other similar encumbrances; (ii) does not possess the right to vote, or to direct the voting of, any shares of capital stock of First Heritage other than the Shares; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

     3. Additional Documents. The Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary, including a proxy, in the reasonable opinion of CBSI, to carry out the purpose of this Agreement. In the event that the Shareholder grants a proxy to CBSI to vote the Shares and the New Shares, if any, pursuant to CBSI's request in accordance with the foregoing sentence, the Shareholder's obligation under this Agreement to vote such shares in favor of the Merger and/or the Merger Agreement shall be deemed fully satisfied, unless and until at such time as such proxy is revoked or otherwise becomes invalid or defective (provided that in each case CBSI notifies the Shareholder in writing of such revocation, invalidity or defect and provides instructions to Shareholder consistent with this Agreement).

     4. Termination. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (ii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof (the "Expiration Date").

     5. Miscellaneous.

          5.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          5.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without prior written consent of the other parties.

          5.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          5.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge

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that CBSI will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to CBSI upon any such violation, CBSI shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to CBSI at law or in equity.

          5.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be effective (i) when delivered, if delivered by hand, (ii) the next business day, if sent by nationally recognized overnight delivery specifying next day delivery, or (iii) three business days after depositing in the United States mails, if sent by certified mail, postage prepaid, receipt requested, in each case, addressed to a party's address set forth below:

     If to CBSI or CBNA:

          Community Bank System, Inc.
          5790 Widewaters Parkway
          DeWitt, New York 13214
          Attention: President and Chief Executive Officer

     With a required copy to:

          Bond, Schoeneck & King, PLLC
          One Lincoln Center
          Syracuse, New York 13202
          Attention: George J. Getman, Esq.

     If to the Shareholder: To the address for notice set forth on the last page hereof.

     With a required copy to:

          Cozen O'Connor
          1900 Market Street
          Philadelphia, Pennsylvania 19103
          Attention: John J. Cunningham, III, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith.

          5.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without regard to the principles of conflict of laws thereof).

          5.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

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          5.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          5.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

          5.10 Securities Law Matters. CBSI acknowledges and agrees that neither the execution and delivery of this Agreement by the Shareholder, nor any of the provisions of this Agreement, shall extinguish, limit or restrict any rights or remedies under the Securities Act of 1933, as amended, or any applicable state securities laws that the Shareholder would have had if he entered into this Agreement in reliance upon the registration/proxy statement filed with the SEC in connection with the Merger.

                 [Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                            COMMUNITY BANK SYSTEM, INC.

                            By:  _______________________________________________

                            Title: _____________________________________________


                            COMMUNITY BANK, N.A.

                            By:  _______________________________________________

                            Title: _____________________________________________


                            SHAREHOLDER:

                            By: ________________________________________________

                            By: ________________________________________________
                              (All owners must sign if shares are jointly owned)


                            Shareholder's Address for Notice:

                            ____________________________________________________

                            ____________________________________________________

                            ____________________________________________________

                            ________ Shares of First Heritage Common Stock over which the Shareholder has the legal power to vote or direct the voting.

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